I. As filed with the Securities and Exchange Commission on August 16, 2013.	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LHC Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	71-0918189
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 West Pinhook Road, Suite A Lafayette, Louisiana	70503
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated LHC Group, Inc. 2006 Employee Stock Purchase Plan

(Full title of the plan)

Keith G. Myers

Chairman and Chief Executive Officer

LHC Group, Inc.

420 West Pinhook Road, Suite A

Lafayette, Louisiana 70503

(337) 223-1307

(Name, address and telephone number,

including area code, of agent for service)

Copy to:

Joshua L. Proffitt

Executive Vice President, General Counsel and Corporate Secretary

LHC Group, Inc.

420 West Pinhook Road, Suite A

Lafayette, Louisiana 70503

(337) 223-1307

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.01 per share)	250,000 shares(2)	$24.97(3)	$6,242,500.00(3)	$851.48

(1)

Upon a stock split, stock dividend, or similar transaction in the future during the effectiveness of this Registration Statement and involving our Common Stock, the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.

(2)

Represents the number of additional shares of common stock of LHC Group, Inc. (“Common Stock”) reserved for issuance pursuant to the Amended and Restated LHC Group, Inc. 2006 Employee Stock Purchase Plan (the “Plan”). Company previously registered on Registration No. 333-130600 an aggregate of 250,000 shares of Common Stock issuable pursuant to the exercise of awards under the Plan, including additional shares of Company common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of our Common Stock on the Nasdaq Global Select Market on August 15, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Amended and Restated LHC Group, Inc. 2006 Employee Stock Purchase Plan in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

On December 22, 2005, LHC Group, Inc., a Delaware corporation (the “Company” or the “Registrant”) registered 250,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold to participants under the LHC Group, Inc. 2006 Employee Stock Purchase Plan (the “Plan”), pursuant to the Registration Statement on Form S-8 (File No. 333-130600). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) to register an additional 250,000 shares of Common Stock which may be offered or sold to participants under the Plan. The contents of the Registration Statement on Form S-8 (File No. 333-130600) with respect to 250,000 shares of Common Stock are hereby incorporated by reference, except as noted below.

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

(a) The Company’s latest annual report on Form 10-K for the year ended December 31, 2012, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 18, 2013;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a); and

(c) The description of the Company’s Common Stock included in its Registration Statement on Form 8-A filed June 6, 2005, which incorporates the description included in the Company’s Registration Statement on Form S-1 (Registration No. 333-120792), including any amendment thereto or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be

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deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

5.1	Opinion of Counsel.

23.1	Consent of KPMG LLP.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

99.1	Amended and Restated LHC Group, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to Annex A of the Company’s definitive proxy statement on Schedule 14A filed on April 29, 2013).

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on August 16, 2013.

LHC Group, Inc.

By:	/s/ Keith G. Myers
Keith G. Myers
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith G. Myers and Peter J. Roman, or either one of them (with full power in each to act alone) as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicted.

Signature	Title	Date

/s/ Keith G. Myers Keith G. Myers	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 16, 2013

/s/ Peter J. Roman Peter J. Roman	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 16, 2013

/s/ Monica F. Azare Monica F. Azare	Director	August 16, 2013

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Signature	Title	Date

/s/ John B. Breaux John B. Breaux	Director	August 16, 2013

/s/ Ted W. Hoyt Ted W. Hoyt	Director	August 16, 2013

/s/ John L. Indest John L. Indest	Director	August 16, 2013

/s/ George A. Lewis George A. Lewis	Director	August 16, 2013

/s/ Ronald T. Nixon Ronald T. Nixon	Director	August 16, 2013

/s/ Christopher S. Shackelton Christopher S. Shackelton	Director	August 16, 2013

/s/ W.J. “Billy” Tauzin W.J. “Billy” Tauzin	Director	August 16, 2013

/s/ Kenneth E. Thorpe Kenneth E. Thorpe	Director	August 16, 2013

/s/ Dan S. Wilford Dan S. Wilford	Director	August 16, 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
5.1	Opinion of Counsel.
23.1	Consent of KPMG LLP.
23.2	Consent of Counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).
99.1	Amended and Restated LHC Group, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to Annex A of the Company’s definitive proxy statement on Schedule 14A filed on April 29, 2013).